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                                                                     EXHIBIT 2.6

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, dated this 27th day of December, 2001 (this "Agreement and Plan of Merger"), is made by and between Heat, Inc., a Delaware corporation ("Heat" or the "Surviving Corporation") and H.I.G. Vinyl, Inc., a Delaware corporation ("H.I.G. Vinyl" or the "Non-Surviving Corporation").

                                    RECITALS

         WHEREAS, the parties desire to streamline their operations, minimize tax obligations, and reduce the overall costs of doing business by consolidating operations into one corporate entity (the "Merger");

         WHEREAS, to effect these objectives, and upon the terms and subject to the conditions of this Agreement and Plan of Merger and in accordance with the Delaware General Corporation Law (the "DGCL"), H.IG. Vinyl proposes to merge with and into Heat, with Heat being the surviving entity;

         WHEREAS, the parties intend for federal income tax purposes that the Merger shall qualify for treatment under Section 332(a) of the Internal Revenue Code of 1986, as amended, (the "Code"), Section 337(a) of the Code and Section 368(a) of the Code; and

         WHEREAS, the Boards of Directors of Heat and H.I.G. Vinyl have adopted resolutions approving this Agreement and Plan of Merger and the transactions contemplated hereunder.

         NOW, THEREFORE, to effect the Merger and in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereby provide for the following terms and conditions of the Merger:

1.       Merger

         On the Effective Date (as defined in Section 10) and subject to the terms and conditions of this Agreement and Plan of Merger, H.I.G. Vinyl shall be merged with and into Heat, which latter corporation shall be the surviving corporation in the Merger. The corporate existence of Heat with all of its purposes, powers and objects, shall continue unaffected and unimpaired by the Merger.

         As of the Effective Date, the separate corporate existence of H.I.G. Vinyl shall cease and thereupon Heat and H.I.G. Vinyl shall be a single corporation, to wit, Heat, as such Surviving Corporation, shall be governed by the laws of the State of Delaware.

2. Vesting of Assets and Liabilities of the Non-Surviving Corporation in Surviving Corporation

         On the Effective Date, all rights, immunities, privileges, powers and franchises of the Non-Surviving Corporation, all property, real, personal and mixed, tangible and intangible, all debts due on accounts, and all causes of action and rights to bring an action belonging to the Non-Surviving Corporation shall vest in the Surviving Corporation without further act or deed as


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they were vested in the Non-Surviving Corporation, and the title to any real estate, whether vested by deed or otherwise, or a leasehold interest in real estate, shall not revert or be in any way impaired by reason of the Merger; and the Surviving Corporation shall thenceforth assume and be responsible for all such debts, liabilities, obligations and duties of the Non-Surviving Corporation and all such debts, liabilities, obligations and duties shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities, obligations and duties had been incurred or contracted by the Surviving Corporation.

         The liabilities existing on the Effective Date of the Non-Surviving Corporation or of its directors or officers shall not be affected, nor shall the rights of creditors thereof or of any person dealing with the Non-Surviving Corporation, or any liens upon the property of the Non-Surviving Corporation, be impaired by the Merger, and all rights of creditors and all liens upon the property of the Non-Surviving Corporation shall be preserved unimpaired, and any action or proceeding pending by or against the Non-Surviving Corporation may be prosecuted to judgment the same as if the Merger had not taken place, which judgment shall bind the Surviving Corporation, or the Surviving Corporation may be proceeded against or substituted in its place.

         If at any time after the Effective Date, the Surviving Corporation shall consider or be advised that any further assignments or instruments are necessary or desirable to vest, perfect or confirm in it the title to any assets or rights of the Non-Surviving Corporation acquired or to be acquired by reason of, or as a result of, the Merger, the Non-Surviving Corporation and its officers and directors shall and will execute and deliver all such deeds, assignments and instruments and do all things necessary or proper to vest, perfect or confirm title to such assets or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement and Plan of Merger, and the officers and directors of the Non-Surviving Corporation and the officers and directors of the Surviving Corporation are fully authorized in the name of the Non-Surviving Corporation and the Surviving Corporation to take any and all such action.

3.       Name

         The name of the surviving corporation in the Merger shall be Heat, Inc.

4.       Certificate of Incorporation

         The Certificate of Incorporation of Heat, including any amendments thereto, as in effect immediately prior to the Effective Date, shall be the Certificate of Incorporation of the Surviving Corporation and thereafter shall continue to be its Certificate of Incorporation (until amended by as provided therein and under the DGCL).

5.       By-Laws

         The By-Laws of Heat, including any amendments thereto, as in effect immediately prior to the Effective Date, shall be the By-Laws of the Surviving Corporation and thereafter shall continue to be its By-Laws (until amended as provided therein and under the DGCL).


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6.       Directors of the Surviving Corporation

         Those persons serving as members of the Board of Directors of Heat on the Effective Date shall be members of the Board of Directors of the Surviving Corporation and shall hold office until their respective successors are duly elected or appointed, or their earlier death, resignation or removal in accordance with the Certificate of Incorporation and the By-laws of the Surviving Corporation. Those persons serving as members of the Board of Directors of the Non-Surviving Corporation immediately prior to the Effective Date shall cease serving as such members as of the Effective Date.

7.       Officers

         All persons holding office in Heat on the Effective Date shall be officers of the Surviving Corporation, and shall hold office in the same capacities and with the same titles, powers and responsibilities, subject to the By-Laws of the Surviving Corporation, from the Effective Date and for the same term and subject to the same conditions as such offices were held in Heat immediately prior to the Effective Date. Those persons serving as officers of the Non-Surviving Corporation immediately prior to the Effective Date shall cease holding their respective offices as of the Effective Date.

8.       Cancellation of Shares

         On the Effective Date, by virtue of the Merger and without any further action on the part of either H.I.G. Vinyl or Heat or their respective stockholders, each share of stock of H.I.G. Vinyl shall be canceled and the certificates representing such shares surrendered to the Secretary of the Surviving Corporation.

9.       Heat Shares

         Each share of stock of Heat shall remain in full force and effect and shall not be canceled or surrendered.

10.      Effective Date of the Merger

                  Subject to the provisions of this Agreement and Plan of Merger, the parties hereto shall cause the Merger to be completed by filing all appropriate certificates and instruments, including, without limitation, a certificate of merger (the "Certificate of Merger") in accordance with applicable law, and the Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Date").

11.      Assets, Liabilities, Reserves, and Accounts

         Upon the Effective Date, the assets, liabilities, reserves, and accounts of the Non-Surviving Corporation shall be taken upon the books of the Surviving Corporation at the amounts at which they would have been carried on the books of the Non-Surviving Corporation, subject to such adjustments or eliminations of intercompany items, if any, as may be appropriate in giving effect to the Merger.


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12.      Corporate Acts and Employees of Non-Surviving Corporation

         All corporate acts, plans, policies, approvals and authorizations of the Non-Surviving Corporation, its stockholders, Board of Directors, committees of the Board of Directors, officers and agents, which were valid and effective immediately prior to the Effective Date shall be taken for all purposes as the acts, plans, policies, approvals, and authorizations of the Surviving Corporation, and shall be as effective and binding thereon as the same were with respect to the Non-Surviving Corporation. The employees and agents of the Non-Surviving Corporation shall become the employees and agents of the Surviving Corporation, and continue to be entitled to the same rights and benefits, and subject to the same obligations and responsibilities, which they had as employees and agents of the Non-Surviving Corporation.

13.      Termination

         This Agreement and Plan of Merger may be terminated and abandoned by resolutions of the Board of Directors of either H.I.G. Vinyl or Heat at any time prior to the Effective Date if circumstances develop which in the opinion of either such Board of Directors make proceeding with the Merger inadvisable. In the event of the termination and abandonment of this Agreement and Plan of Merger and the Merger pursuant to the foregoing sentence of this Section 13, this Agreement shall become void and have no effect, without any liability on the part of H.I.G. Vinyl and Heat, their stockholders, directors or officers in respect thereof.

14.      Representations and Warranties

         (a) Heat represents and warrants to H.I.G. Vinyl as follows:

             (i) Heat is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

             (ii) Heat has all necessary corporate power and authority to enter into and perform its obligations under this Agreement and Plan of Merger and the transactions contemplated hereby, and Heat's execution, delivery and performance of this Agreement and Plan of Merger have been duly and validly authorized by all necessary action on its part. This Agreement and Plan of Merger has been duly executed and delivered by Heat and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as limited by laws affecting creditors' rights or equitable principles generally.

         (b) H.I.G. Vinyl represents and warrants to Heat as follows:

             (i) H.I.G. Vinyl is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

             (ii) H.I.G. Vinyl has all necessary corporate power and authority to enter into and perform its obligations under this Agreement and Plan of Merger and the transactions contemplated hereby, and Door Holding's execution, delivery and performance of this Agreement and Plan of Merger have been duly and validly authorized by all necessary action on its part. This Agreement and Plan of Merger has been duly executed and delivered by H.I.G.


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Vinyl and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as limited by laws affecting creditors' rights or equitable principles generally.

15.      Governing Law

         This Agreement and Plan of Merger shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to choice of law principles thereof.

16.      No Rights or Remedies in Third Parties

         Except as otherwise expressly provided in this Agreement and Plan of Merger, nothing herein is intended, or shall be construed, to confer upon or to give any person, firm or corporation other than H.I.G. Vinyl and Heat and their respective stockholders any rights or remedies under or by reason of this Agreement and Plan of Merger.

17.      Counterparts

         This Agreement and Plan of Merger may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all of which together shall constitute one and the same instrument.

18.      Entire Agreement

         This Agreement and Plan of Merger constitutes the entire agreement between the parties, and supersedes all prior agreements, written or oral, between H.I.G. Vinyl and Heat as of the date of execution hereof.

19.      Severability

         In case any one or more of the provisions contained in this Agreement and Plan of Merger shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement and Plan of Merger shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein and, in lieu of each such illegal, invalid or unenforceable provision, there shall be added as a part of this Agreement and Plan of Merger, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

20.      Filing of Required Documents

         The parties each hereby agree to execute, deliver and file such other documents and instruments and take such other actions as may reasonably be requested by the other parties in order to more effectively consummate the transactions contemplated hereby.


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         IN WITNESS WHEREOF, this Agreement and Plan of Merger has been executed on the day and year first above written.



                                      HEAT, INC., a Delaware corporation


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                      H.I.G. VINYL, INC., a Delaware corporation


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


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                             SECRETARY'S CERTIFICATE

                                State of Delaware

         The undersigned hereby certifies that he is the duly elected Secretary Heat, Inc. a Delaware corporation, and that the foregoing is a true and correct copy of the Agreement and Plan of Merger executed on the ___ day of December, 2001, by the duly authorized officer of Heat, Inc.




------------------------------------

Name:
Secretary


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                             SECRETARY'S CERTIFICATE

                                State of Delaware

         The undersigned hereby certifies that he is the duly elected Secretary of H.I.G. Vinyl, Inc., a Delaware corporation, and that the foregoing is a true and correct copy of the Agreement and Plan of Merger executed on the ___ day of December, 2001, by the duly authorized officer of Door Holdings, Inc.




------------------------------------

Name:
Secretary



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